Exhibit 23.6

CONSENT OF FRENCH INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this joint proxy statement/prospectus and Registration Statement on Amendment No. 1 to Form S-4 of our report dated March 30, 2015 relating to the financial statements and financial statement schedules of the customer relationship management and strategic data business of Cegedim SA for the three years in the period ended December 31, 2014, which appears in IMS Health Holdings, Inc.’s Form 8/K-A dated May 4, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Mazars
Paris la Défense, France July 8, 2016